Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Golden Sun Health Technology Group Limited (formerly known as Golden Sun Education Group Limited) on Form F-1 of our report dated February 14, 2023 with respect to our audit of the consolidated financial statements of Golden Sun Health Technology Group Limited (formerly known as Golden Sun Education Group Limited) as of September 30, 2022 and for the year ended September 30, 2022, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

We were dismissed as auditors on November 22, 2023 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, New York

March 17, 2025

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com